UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2010

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12043	98-0080034
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

125 Broad Street

New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(416) 322-1515

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 5, 2010, Oppenheimer Holdings Inc. (“OPY”) issued a press release announcing the transfer of Class B voting common stock of OPY by Elka Estates Limited, an Ontario corporation (“Elka”), and related parties to Phase II Financial Inc. (“Phase II”), a company controlled by Mr. Albert G. Lowenthal, the Chairman & CEO of OPY, in a private transaction.  Elka had previously been the holder of 44,213 shares, or approximately 44%, of the Class B voting common stock of OPY.  In exchange, Mr. Lowenthal, through Phase II, transferred 44,213 shares of Class A non-voting common stock of OPY to Elka.  Mr. Lowenthal and Phase II also agreed to make certain  payments to Elka if he or Phase II, should sell shares of Class B voting common stock of OPY within five years after the closing of the transaction.

The Class A non-voting common stock of OPY is listed on the New York Stock Exchange and traded under the symbol “OPY.”  The Class B voting common stock of OPY is not listed and does not trade on any exchange.

The principal shareholder of Elka is Mrs. Olga Roberts.  Mrs. Roberts is the mother of Ms. Elaine K. Roberts, President and Treasurer of OPY.  Mrs. Roberts and her family have long been associated with OPY and the exchange is in connection with estate planning purposes.  In addition to the transfer by Elka, in the transaction, Mrs. Olga Roberts and members of her family also transferred an aggregate of 885 shares of Class B voting common stock of OPY held directly by them to Phase II in exchange for an equal number of shares of Class A non-voting common stock of OPY.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

E.K. Roberts

President and Treasurer

(Duly Authorized Officer)

Oppenheimer Holdings Inc.

Date: February 5, 2010	By:	/s/ E.K. Roberts

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 5, 2010.